
<ARTICLE> BD<F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-24-2000
<PERIOD-START>                             NOV-29-1999<F2>
<PERIOD-END>                               AUG-25-2000
<CASH>                                          17,406<F3>
<RECEIVABLES>                                   29,162
<SECURITIES-RESALE>                             41,016
<SECURITIES-BORROWED>                           87,631
<INSTRUMENTS-OWNED>                             92,502
<PP&E>                                           1,822<F4>
<TOTAL-ASSETS>                                 275,004
<SHORT-TERM>                                    37,917
<PAYABLES>                                      61,299
<REPOS-SOLD>                                    42,697
<SECURITIES-LOANED>                              6,535
<INSTRUMENTS-SOLD>                              74,078
<LONG-TERM>                                     28,528
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             5
<OTHER-SE>                                      12,688
<TOTAL-LIABILITY-AND-EQUITY>                   275,004
<TRADING-REVENUE>                                5,543<F5>
<INTEREST-DIVIDENDS>                            12,579
<COMMISSIONS>                                    1,711<F6>
<INVESTMENT-BANKING-REVENUES>                    4,131
<FEE-REVENUE>                                    1,047<F6>
<INTEREST-EXPENSE>                              11,836
<COMPENSATION>                                   6,901<F7>
<INCOME-PRETAX>                                  4,110
<INCOME-PRE-EXTRAORDINARY>                       4,110
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,466
<EPS-BASIC>                                       5.10
<EPS-DILUTED>                                     4.85

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the condensed consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the condensed consolidated statement of financial condition.
<F4>Included in other assets on the condensed consolidated statement of financial condition.
<F5>Includes revenues from principal investments, which mainly represents revenues from the firm's merchant banking investments.
<F6>Included in revenues from asset management and securities services on the condensed consolidated statement of earnings.
<F7>Includes amortization of employee initial public offering awards.

